Exhibit 10.11

DATED     December 16     2015

For
CSC COMPUTER SCIENCES UK HOLDINGS LIMITED
- coordinated by -
LLOYDS BANK PLC
- with -
LLOYDS BANK PLC
(acting as Agent)
AMENDMENT AGREEMENT
- relating to -
A £250,000,000 CREDIT AGREEMENT DATED 18 DECEMBER 2013

CONTENTS

Clause    Page
1.Definitions and Interpretation    3
2.Conditions Precedent    4
3.Amendment of the Credit Agreement    5
4.Representations and Warranties    5
5.Construction    6
6.Affirmation and Further Assurance    6
7.Miscellaneous    6
8.Counterparts    7
9.Governing Law    7

THIS AMENDMENT AGREEMENT is made as of December 16, 2015
AMONG:

(1)	CSC Computer Sciences UK Holdings Limited, a company incorporated in England (company number 07073338) (the “Borrower”);

(2)	Computer Sciences Corporation, a Nevada corporation (the “Company”);

(3)	Lloyds Bank plc, (the “Lender”);

(4)	Lloyds Bank plc, as administrative agent (the “Agent”).
WHEREAS:

(A)
This Amendment Agreement is supplemental to a credit agreement dated as of December 18, 2013 and made among CSC Computer Sciences UK Holdings Limited, as borrower, Computer Sciences Corporation, as a guarantor, and Lloyds Bank plc, as initial lender and as facility agent (as amended by the amendment agreement dated as of September 24, 2014 and as further amended, supplemented or otherwise modified prior to the Amendment Effective Date, the “Credit Agreement”).

(B)
The Borrower has requested an amendment to the Credit Agreement pursuant to which (x) the Borrower will agree to repay the Advance in an amount sufficient to reduce the aggregate principal amount of the Advance to not more than £100,000,000 and (y) the Lender will agree to extend, to May 19, 2016, the maturity of the Advance (to the extent not so repaid or required to be repaid).

(C)	The parties to the Credit Agreement have agreed, subject to the terms of this Amendment Agreement, to make the amendments to the Credit Agreement that have been requested by the Borrower.
IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.
Incorporation of Defined Terms: Unless otherwise provided (including, without limitation, in the rest of this clause 1) or unless the context otherwise requires, all words and expressions defined in the Credit Agreement shall have the same respective meanings in this Amendment Agreement.

1.2.	Definitions: In this Amendment Agreement the following expressions shall have the following meanings:
“Amendment Agreement” means this Amendment Agreement.

“Amendment Effective Date” means the later of (i) January 19, 2016 and (ii) the date that each of the conditions precedent set forth in clause 2.1 (Conditions to Amendment Effective Date) of this Amendment Agreement is satisfied.
“Party” means a party to this Amendment Agreement.

2.	CONDITIONS PRECEDENT

2.1.
Conditions to Amendment Effective Date: The provisions of clause 3.1 (Amendments as of the Amendment Effective Date) of this Amendment Agreement shall be effective on the Amendment Effective Date if the Agent has received the following:

(a)
counterparts of this Amendment Agreement executed by the Borrower, the Company and the Lender (or receipt by the Agent of evidence satisfactory to the Agent of the execution thereof by the Borrower, the Company and the Lender);

(b)
copies of (i) the Bylaws of the Company, (ii) the resolutions of the Board of Directors of each of the Borrower and the Company, approving this Amendment Agreement, and (iii) of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment Agreement, in each case certified as of the Amendment Effective Date by the Secretary or an Assistant Secretary of the Borrower or the Company, as applicable;

(c)
a certificate of the Secretary, an Assistant Secretary or an officer of each of the Borrower and the Company, dated the Amendment Effective Date, certifying the names and true signatures of the officers of the Borrower or the Company, as the case may be, authorized to sign this Amendment Agreement and the other documents to be delivered by the Borrower or the Company hereunder;

(d)
a certificate of the Secretary, an Assistant Secretary or an officer of each of the Borrower and the Company, dated the Amendment Effective Date, certifying the correctness and completeness of the copies of the Borrower’s Bylaws and the Borrower’s and the Company’s Certificate of Incorporation or other constitutive documents previously delivered to the Initial Lender, together, in the case of the Company, with a good standing certificate from the state of its incorporation, each to be dated a recent date prior to the Amendment Effective Date; and

(e)
the payment by the Company to the Lender, for the account of the Lender, of an amendment fee equal to 0.10% of the aggregate principal amount of the Advances with respect to which the Maturity Date is extended by this Amendment Agreement (after giving effect to any repayment prior to

January 19, 2016, including any such repayment required pursuant to Section 3.1(b)), which fee shall be payable to Lloyds Bank plc, as Agent, account number: 00002727, sort code: 30-15-57, SWIFT: LOYDGB22TSY, reference: CSC UK/Amendment Fee.

3.	AMENDMENT OF THE CREDIT AGREEMENT

3.1.	Amendments as of the Amendment Effective Date: On the Amendment Effective Date, the Credit Agreement shall be amended on the terms set out below:

(a)	Section 1.01 (Certain Defined Terms) of the Credit Agreement shall be amended by amending and restating the defined term “Maturity Date” in its entirety as follows:
“Maturity Date” means the earlier of (a) May 19, 2016 or, if such day is not a Business Day, the first Business Day thereafter and ((b) the Change of Status Maturity Date or, if such day is not a Business Day, the first Business Day thereafter.

(b)	A new sub-paragraph (a) shall be inserted as Section 2.06 (Repayment and Prepayment of the Advances) of the Credit Agreement as follows:
(a)    Repayment of Advance. No later than January 19, 2016, the Borrower shall repay the Advance in an amount sufficient to reduce the principal amount of the Advance outstanding to not more than £100,000,000.

(c)	Section 2.06 (a) shall be renumbered as Section 2.06(b).

(d)	Section 2.06 (b) shall be renumbered as Section 2.06 (c).

(e)	Section 2.06 (c) shall be renumbered as Section 2.06 (d).

4.	REPRESENTATIONS AND WARRANTIES
Representations and Warranties: To induce the Agent and the Lender to enter into this Amendment Agreement, each of the Borrower and the Company represents and warrants that (a) the execution, delivery and performance by the Borrower and the Company of this Amendment Agreement are within the Borrower’s and the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s or the Company’s certificate of incorporation or bylaws or other constitutive documents or (ii) law or any material contractual restriction binding on or affecting the Borrower or the Company, as the case may be, (b) this Amendment Agreement is a valid and binding agreement of the Borrower and the Company enforceable against the Borrower and the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors’ rights generally, concepts of reasonableness and to the application of general principles of equity and (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower or the Company of this Amendment Agreement except for those which have been obtained prior to the date hereof and remain in full force and effect.

5.	CONSTRUCTION

5.1.
Confirmation: Subject to clause 3 of this Amendment Agreement and except where inconsistent with the provisions of this Amendment Agreement, the terms of the Credit Agreement are confirmed and shall remain in full force and effect.

5.2.
Construction: Immediately following the occurrence of the Amendment Effective Date, the Credit Agreement and this Amendment Agreement shall be read and construed as one document and references in the Credit Agreement and in each of the Loan Documents to the Credit Agreement shall be read and construed as references to the Credit Agreement as amended by this Amendment Agreement.

5.3.	Designation: Immediately following the occurrence of the Amendment Effective Date, this Amendment Agreement shall be a Loan Document.

6.	AFFIRMATION AND FURTHER ASSURANCE

6.1.
Except as expressly set forth herein or in the Credit Agreement, this Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lender or the Agent under the Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement, which shall remain in full force and effect, except in each case as amended, restated, replaced and superseded hereby, or any instruments executed in connection herewith or therewith.

7.	MISCELLANEOUS

7.1.
Incorporation of Terms: The provisions of Sections 9.03 (No Waiver; Remedies); 9.11 (Consent to Jurisdiction; Waiver of Immunities); 9.13 (Waiver of Trial by Jury); and 9.17 (Headings) of the Credit Agreement shall in each case apply to this Amendment Agreement as if it were expressly set out in this Amendment Agreement with the necessary changes being made and with each reference in the Credit Agreement to “this Agreement” or like references being deemed to be a reference to this Amendment Agreement.

8.	COUNTERPARTS
This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement.

9.	GOVERNING LAW
This Amendment Agreement and all non-contractual obligations arising out of or in connection with it are governed by English law.

SIGNATORIES
CSC COMPUTER SCIENCES UK HOLDINGS LIMITED, a company incorporated in England, as the Borrower

By:	/s/ John Glover
Name: John Glover
Title: Director

COMPUTER SCIENCES CORPORATION, a Nevada corporation, as the Company

By:	/s/ H.C. Charles Diao
Name: H.C. Charles Diao
Title: Vice President, Finance and Corporate Treasurer

LLOYDS BANK PLC as Lender
By:	/s/ Victor Asencio
Name: Victor Asencio
Title: Associate Director

LLOYDS BANK PLC as Agent
By:	/s/ Victor Asensio
Name: Victor Asensio
Title: Associate Director